                                                                   EXHIBIT 10.11

                       Dated the     day of         1995
                                 ----       --------

                                    Between


                        FOUR MEDIA COMPANY ASIA PTE LTD

                                      And


                              FOUR MEDIA COMPANY

                                      And


                      THE HONG KONG AND SHANGHAI BANKING
                              CORPORATION LIMITED

                          ---------------------------

                             DEED OF SUBORDINATION

                          ---------------------------


                                   LEE & LEE
                           5 SHENTON WAY, LEVEL 19
                                 UIC BUILDING
                                SINGAPORE 0106

                                   CONTENTS
                                   --------

Clause   Heading                                     Page No.
------   -------                                     --------
  1      Definitions                                     1

  2      The Subordinated Debt                           3

  3      Trust                                           4

  4      Proceedings Concerning Subordinated             5
         Debt

  5      Certificates                                    5

  6      Preservation of Rights                          5

  7      Representations and Warranties                  6

  8      Notices and Other Matters                       7

  9      Assignment                                      8

 10      Law                                             8

                             DEED OF SUBORDINATION
                             ---------------------

                 THIS DEED OF SUBORDINATION is dated the 22 day of February 1995 and made BETWEEN:

          (1) FOUR MEDIA COMPANY ASIA PTE LTD a company incorporated in Singapore and having its registered office at 9 Penang Road #13-21, Park Mall, Singapore 0923 (the "Borrower");

          (2) FOUR MEDIA COMPANY a corporation incorporated in the state of Delaware in the United States of America and having a place of business at 2813 West Alameda Avenue, Burbank, California 91505-4455, United States of America (the "Subordinated Lender"); and

          (3) THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED a company incorporated in Hong Kong and having a place of business at 40-A Orchard Road #01-00 MacDonald House, Singapore 0923 (the "Bank").

                 WHEREAS:
                 -------

(A) Under the terms of a facility agreement dated 22 February 1995, the Bank has agreed to make banking facilities of an aggregate principal amount of Singapore Dollars Sixteen Million Nine Hundred and Fifty Thousand (S$16,950,000) available to the Borrower in connection with the Borrower's acquisition of certain machinery and equipment for its operations.

(B) The execution and delivery of this Deed of Subordination is one of the conditions precedent to the obligations of the Bank under such facility agreement.

1.               DEFINITIONS
                 -----------

(1)              In this Deed, unless the context otherwise requires:

                 "Facility Agreement" means an agreement dated 22 February 1995 made between the Borrower and the Bank (as from time to time amended or supplemented);

                 "Distribution" means a distribution whether in cash or in specie in any Insolvency Proceeding (whether made by a liquidator or by any other person having the conduct of the Insolvency Proceeding);

                             DEED OF SUBORDINATION
                             ---------------------


              THIS DEED OF SUBORDINATION is dated the    day of
                            1995 and made BETWEEN:


          (1) FOUR MEDIA COMPANY ASIA PTE LTD a company incorporated in Singapore and having its registered office at 9 Penang Road #13-21, Park Mall, Singapore 0923 (the "Borrower");


          (2) FOUR MEDIA COMPANY a corporation incorporated in the state of Delaware in the United States of America and having a place of business at 2813 West Alameda Avenue, Burbank, California 91505-4455, United States of America (the "Subordinated Lender"); and

          (3) THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED a company incorporated in Hong Kong and having a place of business at 40-A Orchard Road #01-00 MacDonald House, Singapore 0923 (the "Bank").


                 WHEREAS:
                 -------

(A)              Under the terms of a facility agreement dated
1995, the Bank has agreed to make banking facilities of an aggregate principal amount of Singapore Dollars Sixteen Million Nine Hundred and Fifty Thousand (S$16,950,000) available to the Borrower in connection with the Borrower's acquisition of certain machinery and equipment for its operations.

(B) The execution and delivery of this Deed of Subordination is one of the conditions precedent to the obligations of the Bank under such facility agreement.


1.               DEFINITIONS
                 -----------

(1)              In this Deed, unless the context otherwise requires:

                 "Facility Agreement" means an agreement dated           1995
                 made between the Borrower and the Bank (as from time to time amended or supplemented);

                 "Distribution" means a distribution whether in cash or in specie in any Insolvency Proceeding (whether made by a liquidator or by any other person having the conduct of the Insolvency Proceeding);

                 "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, tide retention or other encumbrance of any kind securing or any right conferring a priority of payment in respect of any obligation of any person but does not include liens arising in the ordinary course of trading and not by way of contract and "Encumber" and "Encumbered" are to be construed accordingly;

                 "Insolvency Proceeding" means any proceeding for the winding up or dissolution of the Borrower or analogous proceeding pursuant to which its assets or capital will be distributed (whether compulsory, voluntary or subject to the supervision of the court);

                 "Subordinated Debt" means the principal moneys of up to US$5,762,000 which are now or may at any time and from time to time after the date of this Deed be or become owing by the Borrower to the Subordinated Lender and all fees, costs and expenses owing by the Borrower to the Subordinated Lender in connection therewith; and

                 "Superior Debt" means all present and future indebtedness or liabilities (whether contingent or otherwise) of the Borrower to the Bank under or in connection with the Facility Agreement.

(2) Unless otherwise stated or otherwise so required, terms defined in the Facility Agreement shall have the same meanings where used in this Deed.

(3) Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

(4)              In this Deed, unless the context otherwise requires:

          (a) references to Clauses are to be construed as references to clauses of this Deed;

          (b) references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Deed or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Bank;

          (c) words importing the plural shall include the singular and vice versa;

          (d) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof; and

          (e) references to the Borrower, the Subordinated Lender and the Bank include their respective successors and permitted assigns.


2.               THE SUBORDINATED DEBT
                 ---------------------

(1) Except with the prior written consent of the Bank, the Subordinated Debt shall not be paid, repaid, assigned, Encumbered or charged until the expiry of Year 2.

(2) Except with the prior written consent of the Bank, at any time before the expiry of Year 2 (whether before or after any Insolvency Proceeding) the Subordinated Lender will not and is not entitled to:

          (a) claim, receive, require, accept or demand payment or repayment of the Subordinated Debt;

          (b) exercise any right of combination, consolidation, set-off or counterclaim in respect of the Subordinated Debt; or

          (c) assign or otherwise Encumber the Subordinated Debt or any interest in any rights which it may have from time to time against the Borrower in respect of the whole or any part of the Subordinated Debt or demand or accept any security or guarantee, indemnity or other assurance against loss in respect of the Subordinated Debt from the Borrower or any other person.

(3) The Superior Debt will be deemed not to have been discharged if any payment (whether made directly or through the exercise by the Bank of any set-off, security or other rights available to it) by or on behalf of the Borrower to the Bank is subsequently set aside, avoided or reduced under any applicable law or proves to have been invalid for any reason whatsoever.

(4) The Subordinated Lender undertakes with the Bank that before the expiry of Year 2, it will not without the prior written consent of the Bank:

          (a) waive any of its rights in respect of the Subordinated Debt or agree to any amendment to the terms on which the Subordinated Debt was made available to the Borrower; or

          (b) borrow or accept any loans or advances in any form from the Borrower or accept or take any gift or procure any security given or issued by the Borrower for or in connection with any indebtedness or liabilities of the Subordinated Lender; or

          (c) cause or permit the Borrower to sell or in any way dispose of any of the Borrower's assets to it or any other person save at arm's length and for good, valuable and adequate consideration which is fully paid in cash forthwith upon such sale or disposition.

(5) Notwithstanding any other provision herein, the Subordinated Debt may be repaid to the Subordinated Lender in accordance with the provisions of Clause 6.01(p) of the Facility Agreement.

3.               TRUST
                 -----

(1) If the Superior Debt has not been paid or repaid in full and the Borrower becomes subject to any Insolvency Proceeding the Subordinated Lender will use its best endeavours to recover the Subordinated Debt from the Borrower and prove all of its claims in the Insolvency Proceeding and will hold on trust for the Bank and pay over to the Bank on demand all Distributions (whether in cash or in specie) received by it and the proceeds of the exercise of any set-off (notwithstanding the provisions of Clauses 2(2) and (4) by it in respect of the Subordinated Debt.

(2) If the Subordinated Lender does not file valid and proper claims in any Insolvency Proceeding at least 30 days before the expiration of the time to file the claims then the Bank is hereby irrevocably authorized to file the claims on behalf of the Subordinated Lender (but without any obligation on the Bank to do so and without affecting any remedy available to the Bank against the Subordinated Lender for failure to comply with its obligations under Clause 3(1)).

(3) Any Distribution to which the Subordinated Lender would be entitled but for the provisions of this Deed will be paid or delivered by the liquidator or other person making the Distribution directly to the Bank until the Superior Debt has been paid or repaid in full and each Subordinated Lender authorizes and directs any liquidator or other person making the Distribution to do so.

(4) If, notwithstanding the provisions of this Deed to the contrary, at any time any sum is paid to or received (whether by way of set-off or otherwise) by or any security is created by the Borrower or any other party in favour of the Subordinated Lender in respect of the Subordinated Debt that sum or security (as the case may be) will be held by the Subordinated Lender on trust for and in favour of the Bank and in the case of sums paid to or received by the Subordinated Lender, the Subordinated Lender will immediately pay over that sum to the Bank.

(5) The Subordinated Lender agrees that any sum received by it pursuant to Clauses 3(1) or 3(4) will be held by it on trust to be applied:

          (a)    first, in or towards payment or repayment of the Superior Debt;

          (b) secondly, in or towards payment or repayment of the Subordinated Debt; and

          (c)    thirdly, in payment to the Borrower.


4.               PROCEEDINGS CONCERNING SUBORDINATED DEBT
                 ----------------------------------------

                 Subject to Clause 3 of this Deed, the Subordinated Lender shall not and shall not be entitled to, demand or require or institute any proceedings of any kind for or take any step whatsoever to obtain, or with a view to obtaining, payment or repayment of the Subordinated Debt until the expiry of Year 2.

5.               CERTIFICATES
                 ------------

                 Any certificate of the Bank as to the amount of the Superior Debt shall, in the absence of manifest error, be conclusive and binding on the Subordinated Lender.


6.               PRESERVATION OF RIGHTS
                 ----------------------

(1) The rights of the parties to this Deed shall continue notwithstanding any rule or principle of law to the contrary until the expiry of Year 2.

(2) The Bank may without the consent of the Subordinated Lender and without affecting the rights of the Bank hereunder and without giving notice to the Subordinated Lender:

          (a) discontinue, increase, reduce or vary in any way or renew any of the facilities granted by the Bank to the Borrower or the terms and conditions thereof or grant any new or increased facilities or increase any rate of interest or charge; or

          (b) allow the Borrower or any other person any time, consideration or indulgence or compound with the Borrower or any other person; or

          (c) enter into, renew, vary, release, refrain from perfecting, enforcing, recovering, realising or taking any present or future security, guarantee, indemnity, other assurance against loss or other agreement or right which the Bank now or in future hold(s) from the Borrower or any other person; or

          (d) enter into, renew, vary or termmate any agreement or arrangement with the Borrower or any other person; or

          (e) make any concession to the Borrower or do anything or omit, neglect to do or delay in doing anything which (but for this clause) might operate to release or reduce any obligation of the Subordinated Lender under this Deed.

(3) The obligations of the Subordinated Lender under this Deed will not be affected by:

          (a) any guarantee, indemnity or other assurance against loss or security present or future held by the Bank being defective, void or unenforceable or the failure of the Bank to take any guarantee, indemnity or other assurance against loss or security; or

          (b) any of the obligations intended to be established by this Deed being or becoming invalid or unenforceable; or

          (c)    any compromise or arrangement under the Companies Act (Cap.
                 50)  or any analogous foreign law.

7.               REPRESENTATIONS AND WARRANTIES
                 ------------------------------

                 The Subordinated Lender represents and warrants to the Bank as follows:

          (a) it is duly incorporated and validly existing under the laws of the state of Delaware, United States of America and has power to execute, deliver and perform its obligations under this Deed; all necessary action has been taken to authorize the execution, delivery and performance of this Deed and this Deed constitutes valid and legally binding obligations of the Subordinated Lender enforceable in accordance with its terms;

          (b) the execution, delivery and performance by it of this Deed will not (i) contravene any existing law, regulation or authorization to which it is subject, (ii) result in any breach of or default under any agreement or other instrument to which it is a party or is subject or (iii) contravene any provision of its Memorandum or Articles of Association/name of constitutive documents;

          (c) except as otherwise disclosed to the Bank in writing before the date hereof, no litigation, arbitration or administrative proceeding involving a claim of a sum exceeding US$150,000 is pending or, to the knowledge of its officers threatened against it or any of its assets other than those which, in the opinion of the Bank, are of a frivolous and vexatious nature;

          (d) every consent, authorization, licence or approval of governmental or public bodies or authorities, if any, required by the Subordinated Lender to authorize, or required by the Subordinated Lender in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Deed or the performance by the Subordinated Lender of its obligations under this Deed has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

          (e) it is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound; and

          (f)    no Default has occurred and is continuing.


8.               NOTICES AND OTHER MATTERS
                 -------------------------

(1) Every notice, request, demand or other communication under this Deed shall:

          (a) be in writing delivered personally or by prepaid letter, telex or fax;

          (b) be deemed to have been received, subject as otherwise provided in this Deed, in the case of a letter when delivered personally or fourteen (14) days after it has been put into the post and, in the case of a telex or fax, at the time of despatch (provided that if the date of despatch is not a Banking Day it shall be deemed to have been received at the opening of business on the next such Banking Day); and

          (c) be sent to the recipient at its address, telex or fax number set out on the execution pages of this Deed or to such other address, telex or fax number as has been notified by the recipient to the other parties to this Deed.

(2) The Borrower and the Subordinated Lender shall jointly and severally on demand pay to the Bank all costs and expenses incurred in the enforcement of, or the preservation of any rights under, this Deed.

9.               ASSIGNMENT
                 ----------

(1) This Deed shall be binding upon, and enure for the benefit of, each of the parties hereto and their respective successors.


(2) The Borrower and the Subordinated Lender may not assign or transfer any of their respective rights or obligations under this Deed.


10.              LAW
                 ---

(1) This Deed shall be governed by and construed in accordance with the laws of Singapore and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Singapore courts.

 (2) If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

                 IN WITNESS WHEREOF the parties hereto have caused this Deed to be duly executed.

THE BORROWER
------------

The Common Seal of FOUR MEDIA            )        [SEAL APPEARS HERE]
COMPANY ASIA PTE LTD was hereunto        )
affixed in the presence of:              )



/s/ Robert Walston                     -       Director



/s/ J. Schutz                          -       Director



Address:  9 Penang Road #13-21,
          Park Mall, Singapore 0923



THE SUBORDINATED LENDER
-----------------------

FOUR MEDIA COMPANY,                          The Corporate Seal of
a Delaware Corporation,                      FOUR MEDIA COMPANY
                                             was hereunto duly affixed:

By: /s/ Robert Walston
    ---------------------------------
    Robert T. Walston                           [SEAL APPEARS HERE]
    Chief Executive Officer


Address:  2813 West Alameda Avenue
          Burbank, California 91505-4455
          United States of America

Fax:      (818) 846 5197



Before me,


 .................
Notary Public

STATE OF CALIFORNIA           )
                              )  SS:
COUNTY OF LOS ANGELES         )



          On February 16, 1995, before Lana L. Torres, a Notary Public,
                                       --------------
personally appeared Robert T. Walston, personally known to me (or proved to me
                    -----------------
on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.


Signature /s/ Lana L. Torres
          ------------------------

(Seal)

          [NOTARY SEAL FOR LANA L. TORRES]

THE BANK
--------


SIGNED SEALED AND DELIVERED            )
by Lilian Yap Ah Wan                   )
as Attorney for THE HONG KONG AND      )
SHANGHAI BANKING CORPORATION           )
LIMITED acting under a                 )
Power of Attorney dated the 11th day   )
of May, 1983 (a copy of                )      /s/ Lilian Wan
which was deposited in the             )
Registry of the Supreme Court,         )
Singapore on the 23rd day of           )
June, 1993 and registered              )
as No. 2654 of 1983) in the            )
presence of: -                         )

          /s/ Cheng Wei Lin

Address:  40-A Orchard Road #01-00
          MacDonald House
          Singapore 0923

TELEX:    HSBC RS21259

Fax:      338-1894